EXHIBIT 5

                                                                EXECUTION COPY

                        BUCKLEY STOCK PURCHASE AGREEMENT

                     THIS AGREEMENT is made as of February 3, 2000 (the "AGREEMENT"), by and among BNCM ACQUISITION CO., a Delaware corporation (the "COMPANY"), and Evan R. Buckley ("BUCKLEY") and the Buckley Family Trust (the "TRUST") (individually, a "PURCHASER" and together with Buckley, the "PURCHASERS").

                              W I T N E S S E T H :

                     WHEREAS, on the terms and subject to the conditions set forth herein, the Purchaser desires to subscribe for and purchase, and the Company desires to sell to the Purchaser, the 250 shares of Series A 8% Cumulative Preferred Stock of the Company, having the terms set forth in the Certificate of Designation (the "Certificate of Designation") in the form attached hereto as Exhibit A (the "SHARES") in exchange for the transfer, assignment and conveyance of 250,000 shares of common stock, par value $0.001 per share, of BNC Mortgage, Inc. ("CONTRIBUTED SHARES").

                     NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representation, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                     1. Purchase and Sale of the Shares. At the Closing referred to in Section 2 below, subject to the terms and conditions set forth herein, the Company shall sell to the Purchasers, and the Purchasers shall purchase from the Company, 250 Shares in exchange for 250,000 Contributed Shares.

                     2. The Closing. (a) The closing (the "CLOSING") of the purchase and sale of the Shares shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York immediately prior to the Closing contemplated by the Merger Agreement (as defined below) or at such other place or on such other date as shall be mutually agreeable to the parties hereto.

                     (b) At the Closing, the Company shall deliver to the Purchasers a certificate representing the Shares issued to the Purchasers, upon delivery by the Purchasers of the Contributed Shares duly endorsed to the Company.

                     3. Conditions of the Purchasers' Obligation at the Closing. The obligation of the Purchasers to purchase the Shares and to deliver the Contributed Shares at the Closing is subject to the satisfaction as of the Closing of the following conditions:

                     (a) Representations and Warranties. The representations and warranties contained in Section 4 hereof shall be true and correct in all material respects at and as of the Closing as though then made.



NY2:\871453\08\$_F108!.DOC\73683.0298

                     (b) Merger Agreement. Each of the conditions precedent set forth in Article VII of the Agreement and Plan of Merger, dated as of February 3, 2000 (the "MERGER AGREEMENT"), between the Company and BNC Mortgage, Inc., a Delaware corporation ("BNC MORTGAGE") (other than any condition relating to the performance by the Purchasers under this Agreement), shall have been satisfied or waived and, upon consummation of the merger of the Company with and into BNC Mortgage, the Shares shall become shares of Series A 8% Cumulative Preferred Stock of BNC Mortgage, as the surviving corporation of such merger.

                     (c) Proceedings. All corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be satisfactory in form and substance to the Purchasers.

                     (d) Consulting Agreement. The Company shall have entered into the Buckley Consulting Agreement (as defined in the Merger Agreement) with Buckley as required by the Merger Agreement.

                     Any condition specified in this Section 3 may be waived and any agreement contemplated may be amended by the Purchasers; provided, however, that no such waiver shall be effective against the Purchasers unless it is set forth in a writing executed by the Purchasers.

                     4. Representations and Warranties of the Company. The Company represents and warrants to the Purchasers as follows:

                     (a) the Company has full corporate power and authority to execute and deliver this Agreement and all other agreements and instruments contemplated hereby to which the Company is a party and to perform its obligations hereunder and thereunder, and this Agreement and all such other agreements and instruments have been duly authorized, executed and delivered by the Company and, assuming the due execution and delivery of this Agreement and all other agreements and instruments contemplated hereby to which the Company is a party by the other parties hereof and thereof, are valid, binding and enforceable against the Company in accordance with their terms;

                     (b) except as set forth in the Merger Agreement, no consent or authorization of, filing with or other act by or in respect of any governmental authority is required to be obtained or made by the Company in connection with the execution, delivery, performance, validity or enforceability of this Agreement and all other agreements and instruments contemplated hereby to which the Company is a party;

                     (c) the Shares to be issued to the Purchasers pursuant to this Agreement, when issued and delivered in accordance with the terms hereof and thereof, will be duly and validly issued and will be fully paid and nonassessable; and


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
                     (d) acceptance of the Contributed Shares from the Purchasers shall constitute confirmation from the Company that all of the conditions in Section 3 shall have been satisfied in all material respects.

                     (e) there is no action, suit, investigation or proceeding of or before any arbitrator or governmental authority now pending or, to the knowledge of the Company, threatened against or affecting the Company or against any of the Company's properties or income that would have a material adverse effect on, or which questions or challenges, this Agreement or any other agreement or instrument contemplated hereby to which the Company is a party or any of the transactions contemplated hereby or thereby;

                     (f) the execution, delivery and performance of this Agreement and all other agreements and instruments contemplated hereby to which the Company is a party by the Company and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do and will not (x) violate and requirements of any material obligation of the Company, (y) result in or constitute (with or without the giving of notice, lapse of time or both) any default or event of default under any such material obligation of the Purchaser, or give rise to a right of termination of, or accelerate the performance required by, any terms of any such material obligation, or (z) violate any statute, law, ordinance, rule, regulation or order of any court or governmental authority or any judgment, order or decree (federal, state, local or foreign) applicable to the Company, in each of the foregoing events, where such violation, default, termination or acceleration could have a material adverse effect on the Company.

                     (g) no agreement or instrument to be entered into by the Company in connection with the Merger (including any credit or financing agreement) will prohibit, or permit any third party to prohibit, the declaration of dividends on the Shares or the redemption of the Shares other than as a result of a default or event of default thereunder.

                     (h) The Company will use reasonable efforts to terminate or transfer prior to the effective date of the Merger, any and all accounts, credit arrangements, licenses, permits or authorizations using Buckley's name or personal information. To the extent not terminated or transferred prior to the effective date of the Merger, the Company will continue such efforts. The Company hereby covenants and agrees to indemnify Buckley for any and all costs, expenses and claims incurred by Buckley resulting from any such termination or transfer or from Buckley's liability under any such arrangement.

                     5. Representations and Warranties of the Purchasers.

                     (a) Each Purchaser hereby represents and warrants to the Company that:

                     (i) the Agreement and all other agreements and instruments contemplated hereby to which such Purchaser is a party have been duly executed and delivered by or on behalf of such Purchaser;


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                     (ii) assuming due authorization, execution and delivery of this Agreement and all other agreements and all other agreements and instruments contemplated hereby to which such Purchaser is a party by the other parties hereto and thereto, this Agreement and all other agreements and instruments contemplated hereby to which such Purchaser is a party constitute the legal, valid and binding obligations of such Purchaser, enforceable against such Purchaser in accordance with their terms;

                     (iii) there is no action, suit, investigation or proceeding of or before any arbitrator or governmental authority now pending or, to the knowledge of such Purchaser, threatened against or affecting such Purchaser or against any of the Purchaser's properties or income that would have a material adverse effect on, or which questions or challenges, this Agreement or any other agreement or instrument contemplated hereby to which such Purchaser is a party or any of the transactions contemplated hereby or thereby;

                     (iv) no consent or authorization of, filing with or other act by or in respect to any governmental authority is required to be obtained or made by the Purchaser in connection with the execution, delivery, performance, validity or enforceability of this Agreement and all other agreements and instruments contemplated hereby to which such Purchaser is a party;

                     (v) such Purchaser has full legal capacity to execute and deliver this Agreement and all other agreements and instruments contemplated hereby to which such Purchaser is a party and to make, deliver and perform his obligations hereunder and thereunder; and

                     (vi) the execution, delivery and performance of this Agreement and all other agreements and instruments contemplated hereby to which such Purchaser is a party by such Purchaser and the fulfillment of and compliance with the respective terms hereof and thereof by the Purchaser, do and will not (x) violate and requirements of any material obligation of such Purchaser, (y) result in or constitute (with or without the giving of notice, lapse of time or both) any default or event of default under any such material obligation of the Purchaser, or give rise to a right of termination of, or accelerate the performance required by, any terms of any such material obligation, or (z) violate any statute, law, ordinance, rule, regulation or order of any court or governmental authority or any judgment, order or decree (federal, state, local or foreign) applicable to such Purchaser, in each of the foregoing events, where such violation, default, termination or acceleration could have a material adverse effect on such Purchaser.

                     (vii) each Purchaser has good and marketable title to the Contributed Shares, free and clear of all liens, claims, charges or encumbrances of any kind whatsoever.

                     6. Investment Representations. (a) Each Purchaser hereby represents and warrants that he or it is acquiring the Shares for investment purposes only and not with a view to the sale or distribution thereof. Each Purchaser hereby represents that (i) such Purchaser is an "accredited investor"


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
as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), (ii) such Purchaser's financial situation is such that he or it can afford to bear the economic risk of holding the Shares for an indefinite period of time and suffer complete loss of his investment in the Shares; (iii) such Purchaser's knowledge and experience in financial and business matters are such that he is capable of evaluating the merits and risks of his investment in the Shares as contemplated by this Agreement; (iv) such Purchaser understands that the Shares are a speculative investment that involve a high degree of risk of loss of his or its investment therein, that there are substantial restrictions on the transferability of the Shares and that on the date of the Closing and for an indefinite period thereafter there will be no public market for the Shares and, accordingly, it may not be possible to liquidate such Purchaser's investment in the Company or, after the closing of the transactions contemplated by the Merger Agreement (the "MERGER AGREEMENT CLOSING"), BNC Mortgage; (v) in making the decision to invest in the Shares hereunder, such Purchaser has relied upon independent investigations made by such Purchaser and, to the extent believed by such Purchaser to be appropriate, such Purchaser's representatives, including such Purchaser's own professional, tax and other advisors; and (vi) such Purchaser and his representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and their respective representatives concerning the terms and conditions of the investment in the Shares. Each Purchaser hereby represents and warrants that his or its true and correct residence or business address is set forth under his signature on the signature page hereto.

                     (b) Each Purchaser hereby acknowledges that he or it is fully familiar with the Company and BNC Mortgage, and that no other representations or warranties, express or implied, regarding the Company and BNC Mortgage, and their respective businesses, operations, plans or prospects have been made to it by the Company, Mortgage Investco LLC or any of its affiliates, BNC Mortgage or any other third party.

                     (c) Each Purchaser acknowledges that he has been advised that (i) the Shares have not been registered under the Securities Act; (ii) the Shares must be held indefinitely and he or it must continue to bear the economic risk of the investment in the Shares unless they are subsequently registered under the Securities Act or an exemption from such registration is available;
(iii) it is not anticipated that there will be any public market for the Shares;
(iv) Rule 144 promulgated under the Securities Act ("RULE 144") is not currently available with respect to the sales of any securities of the Company and following the Merger Agreement Closing will not be available with respect to the sales of any securities of BNC Mortgage, and neither the Company nor BNC Mortgage has made any covenant to make such Rule 144 available; (v) if and when the Shares may be disposed of without registration in reliance on Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such rule; (vi) if the Rule 144 exemption is not available, public offer of sale without registration will require the availability of an exemption under the Securities Act; (vii) a restrictive legend or legends in a form to be set forth in Section 11 below shall be placed on the certificates representing


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the Shares; and (viii) a notation shall be made in the appropriate records of the Company or, following the Merger Agreement Closing, BNC Mortgage, indicating that each of the Shares is subject to restrictions on transfer and, if the Company or, following the Merger Agreement Closing, BNC Mortgage, should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Shares.

                     7. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement, regardless of any investigation made by each Purchaser or on his or its behalf.

                     8. Non-Competition. Buckley acknowledges and recognizes the highly competitive nature of the business of BNC Mortgage and its affiliates as well as his extensive participation in BNC Mortgage's business and operations. In consideration of entering into this Agreement and in order to induce BNC Mortgage and the Company to enter into the Merger Agreement and to consummate the transactions contemplated hereby and thereby, each of Buckley and the Trust accordingly agrees that until the third anniversary of the Closing:

                     (a) He or it will not directly or indirectly engage (as owner, consultant, trustee, employee, stockholder, partner or otherwise, except as a passive holder of fewer than 5% of the outstanding shares or other equity interests of a company) in the business of origination, funding or financing of prime or sub-prime residential mortgage loans anywhere in the United States; provided, however, that the foregoing covenant is not intended, and shall not be construed, to prevent Buckley from engaging in activities customary of an expert in the mortgage lending business, including but not limited to speaking at industry related events and corresponding with and providing general advice to other participants in the mortgage lending industry, so long as Buckley does not engage in any such activities specifically on behalf of a competitor of the Company or financially benefit from any such activities (other than de minimus appearance fees or the like).

                     (b) He or it will not directly or indirectly induce any employee of the BNC Mortgage or any of its affiliates to engage in any activity in which the Purchaser is prohibited from engaging in pursuant to paragraph (a) above or to terminate his employment with the BNC Mortgage or any of its affiliates, and will not directly or indirectly employ or offer employment to any person who was employed by the BNC Mortgage or any of its affiliates unless such person shall have been involuntarily terminated without cause or ceased to be employed by any such entity for a period of at least 12 months before the Purchaser engages in activities otherwise prohibited by hereby. Notwithstanding the foregoing, nothing in this Section 8 shall prohibit Buckley from hiring Darlene Overton, his long-time secretary with the Company, whether or not she is employed by the Company at the time of such hiring.


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                     (c) He or it will not on behalf of himself or any other
person or entity or directly or indirectly make any statement or take any action that could reasonably be expected to harm or lead to unfavorable publicity to the BNC Mortgage or any of its subsidiaries or make any statement or take any action that could reasonably be expected to impair the goodwill or the business reputation of the BNC Mortgage or any of it affiliates, or to be otherwise detrimental to the interests of the BNC Mortgage or any of its affiliates, or their respective officers, directors, or employees including any act or statement intended, directly or indirectly, to benefit a competitor of the BNC or any of its affiliates.

                     (d) In the event the Company defaults in its obligations to redeem the Shares and the Purchasers elect not to exercise their right to require the Company to increase the Board of Directors of the Company pursuant to Section 5(c) of the Certificate of Designations, then the provisions of
Section 8(a) hereof shall, upon notice to the Company by the Purchasers, terminate and the Purchasers shall have no further rights under Section 5(c) of the Certificate of Designations.

                     (e) Buckley and the Trust have agreed to the foregoing restrictions of this Section 8 in connection with their sale or disposition of shares in a corporation and each desires to refrain from carrying on a business similar to that of the Company on the terms set forth herein. Therefore, it is expressly understood and agreed that although the Purchasers and BNC Mortgage consider the restrictions contained in this Section 8 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement are unenforceable restrictions against each of the Purchasers, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

                     (f) In the event of a breach by Buckley or the Trust of the provisions of this Section 8, in addition to any other relief or remedy (including pursuant to Section 23 hereof), the Company shall not be entitled to withhold any dividend or redemption payment on the Shares to which the Purchasers may be entitled as an offset of any asserted damages relating to such breach; provided, however, that the Company may elect to deposit such dividend or redemption payment into escrow with an independent third party, and on terms, reasonably acceptable to the Purchasers until such time as any dispute regarding such breach or the amount of such damages shall be resolved in accordance with
Section 27 hereof.

                     9. No Right of Employment. Neither this Agreement nor any purchase of Shares pursuant hereto shall create, or be construed or deemed to create, any right of employment in favor of the Purchaser or any other person by the Company, or BNC Mortgage or any of it subsidiaries.


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
                     10. Transfer of Shares. Each Purchaser shall not transfer, assign, pledge hypothecate or otherwise dispose of the Shares without prior written consent from the Company and Mortgage Investco LLC.

                     11. Legend. Each Purchaser agrees that each certificate representing the Shares now or hereafter held by such Purchaser shall be endorsed with a legend in substantially the following form:

                               "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE
                     SUBJECT TO A CERTAIN BUCKLEY STOCK PURCHASE AGREEMENT, DATED AS OF FEBRUARY 3, 2000, WHICH PROVIDES FOR, AMONG OTHER THINGS, CERTAIN RESTRICTIONS ON THE TRANSFER OF SUCH SHARES. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF BNCM ACQUISITION CO. AND WILL BE FURNISHED UPON REQUEST TO ANY HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE."

                     12. Covenant Regarding Dividends and Redemptions. From and after the Closing Date, so long as any Shares are outstanding the Company shall not enter into any agreement prohibiting, or granting a third party the right to prohibit, the declaration of dividends on the Shares or the redemption of the Shares (other than as a result of default or event of default) without the prior written consent of Buckley, which consent may be withheld in his sole and absolute discretion.

                     13. Termination. This Agreement shall automatically terminate in the event the Merger Agreement is terminated in accordance with the terms thereof. Notwithstanding anything to the contrary herein, no termination of this Agreement shall relieve any party of liability for a breach hereof prior to termination.

                     14. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall be binding on and inure to the benefit of the respective successors and assigns of the parties hereto. It is hereby understood and agreed that, concurrently with the closing under the Merger Agreement, the rights and obligations of the Company hereunder shall be assigned by operation of law to BNC Mortgage.

                     15. Joint and Several Obligations. Each Purchaser hereby acknowledges that each Purchases shall be jointly and severally liable for all obligations of the purchases hereunder.

                     16. Assignment. The Purchaser may assign his right to purchase the Shares hereunder to any entity, all of the equity interests of which are owned by the Purchasers or to each other; provided, however, such assignment shall not relieve any Purchaser of his or its obligations hereunder.

                     17. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal


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substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                     18. Counterparts. This Agreements may be executed in two or more counterparts, each of which shall be considered an original, but all of which taken together shall constitute one and the same Agreement.

                     19. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                     20. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by the internal laws, and not the conflicts of laws, of the State of Delaware.

                     21. WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH.

                     22. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, telecopied or mailed, certified or registered mail, return receipt requested:

            (a)       If to any Purchaser, to the
                      address set forth under such Purchaser's
                      Purchaser's signature on the
                      signature page hereto.

            (b)       If to the Company or, following the Merger
                      Agreement Closing, to BNC Mortgage:

                      BNC Mortgage, Inc.
                      1063 McGaw Avenue
                      Irvine, California  92614-5532
                      Attention:  Kelly W. Monahan
                      Telecopier No.: (949)  475-5027

                      (with a copy to)

                      Lehman Brothers Inc.
                      3 World Financial Center
                      New York, New York  10285
                      Attention:       Michael McCully, Senior Vice President
                                       Karen Manson, Senior Vice President
                      Telecopier No.:  (212) 526-0035


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Such names and address may be changed by written notice to each person listed above. All notices are effective upon receipt or upon refusal if properly delivered.

                     23. Specific Performance. Each Purchaser recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the Company to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each Purchaser agrees that in the event of any such breach the Company party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which the Company may be entitled, at law or in equity.

                     24. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                     25. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                     26. No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person who or which is not a party hereto other than Mortgage Investco LLC who shall be a third party beneficiary of the rights of the Company hereunder.

                     27. Arbitration. Any dispute or disagreement between Buckley and the Company concerning Buckley's asserted compliance or non-compliance with the terms and conditions of this Agreement shall be resolved in accordance with the arbitration procedures of the American Arbitration Association and such arbitration shall be conducted in Los Angeles, California, United States of America; provided, however, that notwithstanding the foregoing the Company may also seek specific performance against the Purchasers pursuant to Section 23 hereof of their obligations under Section 8 hereof.

28. Expenses. Each party shall bear its own expenses in connection with the preparation of this Agreement and the transactions contemplated hereby;


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provided, however, that the Company shall reimburse the Purchasers for their reasonable legal fees and expenses in connection with this Agreement and the transactions contemplated hereby and by the Merger Agreement in an amount not to exceed $10,000, whether or not such contemplated transactions are consummated.

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                     IN WITNESS WHEREOF, the parties hereto have executed this
Agreement on the date first written above.



                                       BNCM ACQUISITION CO.

                                       By: /s/ Kurt Locher
                                           ---------------------------------
                                           Name: Kurt Locher
                                           Title: President


                                       /s/ Evan R. Buckley
                                       -------------------------------------
                                       Evan R. Buckley
                                       20082 Tranquil Lane
                                       Huntington Beach, CA 92646



                                       Buckley Family Trust

                                       By: /s/ Evan R. Buckley
                                           ---------------------------------
                                           Evan R. Buckley,, as co-trustee



                                       By: /s/ Karen Buckley
                                           ---------------------------------
                                           Karen Buckley, as co-trustee

                                       20082 Tranquil Lane
                                       Huntington Beach, CA 72646





Buckley Stock Purchase Agreement